Exhibit 31.1

CERTIFICATION

I, Michael D. Watford, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Ultra Petroleum Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael D. Watford
Michael D. Watford
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: April 26, 2017